Exhibit 5.2

Baker & McKenzie Luxembourg 10-12, Boulevard Roosevelt L-2450 Luxembourg Tel: +352 26 18 44 1 Fax: +352 26 18 44 99 www.bakermckenzie.com

Asia Pacific

Bangkok

Beijing

Hanoi

Ho Chi Minh City

Hong Kong

Jakarta*

Kuala Lumpur*

Manila*

Melbourne

Shanghai

Singapore

Sydney

Taipei

Tokyo

Europe,

Middle East

& Africa

Abu Dhabi

Almaty

Amsterdam

Antwerp

Bahrain

Baku

Barcelona

Berlin

Brussels

Budapest

Cairo

Casablanca

Doha

Dusseldorf

Frankfurt/Main

Geneva

Istanbul

Johannesburg

Kyiv

London

Luxembourg

Madrid

Milan

Moscow

Munich

Paris

Prague

Riyadh

Rome

St. Petersburg

Stockholm

Vienna

Warsaw

Zurich

Latin America

Bogota

Brasilia*

Buenos Aires

Caracas

Guadalajara

Juarez

Lima

Mexico City

Monterrey

Porto Alegre*

Rio de Janeiro*

Santiago

Sao Paulo*

Tijuana

Valencia

North America

Chicago

Dallas

Houston

Miami

New York

Palo Alto

San Francisco

Toronto

Washington, DC

*  Associated Firm

To: Whirlpool Finance Luxembourg S.à r.l. 560A, rue de Neudorf L-2220 Luxembourg Grand Duchy of Luxembourg (the “Addressee”) Luxembourg, 25 October 2016 Re.: Whirlpool Finance S.à r.l.
I.	Introduction

We are lawyers qualified to practice the law of the Grand Duchy of Luxembourg (“Luxembourg”) and have been appointed by you, in order to provide you with this legal opinion under Luxembourg law with respect to the existence and capacity of Whirlpool Finance S.à r.l., a Luxembourg private limited liability company (société

à responsabilité limitée), having its registered office at 560A, rue de Neudorf, L-2220, registered with the

Luxembourg Trade and Companies Register under number B209.573 (the “Company”) in connection with a

Registration Statement on Form S-3 (Registration No. 333-203704) originally filed under the Securities Act of

1933, as amended (the “Securities Act”) by Whirlpool Corporation (“Whirlpool”) on April 29, 2015, as

amended by Post-Effective Amendment No. 1 filed on October 25, 2016 by Whirlpool and the Company (the

“Registration Statement”). The Registration Statement relates to, among other things, the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of an unspecified amount of senior debt securities (the “Senior Debt Securities”) and guarantees of the Senior Debt Securities by Whirlpool

(the “Guarantees” and, together with the Senior Debt Securities, the “Securities”).

II.	Scope of the legal opinion
1.

This legal opinion is strictly confined to the specific matters of Luxembourg law and has been prepared without considering the implications of any laws of any jurisdictions other than Luxembourg and,

accordingly, we express no opinion with regard to any systems of law other than the laws of Luxembourg.

2.

This legal opinion is strictly limited to the matters stated herein. This legal opinion may not be read as extending by implication to any matters not specifically referred to. Where an assumption is stated to be made in this legal opinion it shall mean that we have not made an investigation with respect to the matters subjected to such assumption.

3.

We have, for the purpose of this legal opinion, solely examined the documents (originals, copies, electronic or facsimile copies) that are listed as Examined Documents in Schedule 1 hereto. We do not opine on any other documentation to be entered into by the Company in the framework of the transaction contemplated by the issuance of the Senior Debt Securities.

Baker & McKenzie Luxembourg is a member of Baker & McKenzie International, a Swiss Verein.

4.	We have not referred to or relied upon any documentation other than the Examined Documents and have not made any other inquiries or investigations but those stated in this legal opinion.

5.	Other than inquiries and investigations stated in this legal opinion as we have deemed relevant and necessary to provide the opinions set forth herein, we are not responsible for (a) investigating and verifying the accuracy of the statements of fact and the reasonableness of (i) any statements of opinion, (ii) intention, and (iii) representations and warranties contained in the Examined Documents, (b) verifying that no material facts or contractual provisions have been omitted and (c) verifying whether the parties thereto (which for the avoidance of doubt, includes the Company) or any of them have complied, or will comply with the Examined Documents and with the terms and conditions of any obligations binding upon such parties.

6.	The declarations made in this legal opinion are stated and are only valid as at the date hereof.

7.	We shall have no duty to inform the Addressee of any changes in Luxembourg law, in the legal status of the Company or any other circumstance, occurring after the date of this legal opinion and which affect the matters addressed herein.

8.	In this legal opinion, unless otherwise specified, the terms “law”, “Laws”, “legislation” and “regulation”, Luxembourg law and all other similar terms refer to all laws and regulations that are applicable within the territory of the Grand Duchy of Luxembourg, and deriving from laws enacted by the Luxembourg legislator, decisions of Luxembourg public authorities, and/or judgements and orders of Luxembourg courts published in Luxembourg legal gazettes.

9.	We do not give any opinion with respect to the compliance of the Company with Luxembourg accounting and tax law.

III.	Statements of legal opinion

On the basis of and subject to the assumptions and qualifications set out below and to any matters not disclosed to us, we are of the opinion that:

1.	The Company is a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg.

2.	The Company has the capacity under the Articles of Association to issue the Senior Debt Securities.

3.	When all necessary actions have been taken by the board of managers of the Company to authorize the form, terms, execution and delivery by the Company of the Senior Debt Securities, the Senior Debt Securities will be duly authorized according to Luxembourg laws.

4.	The issuance of the Senior Debt Securities by the Company will not conflict with the Articles of Association or Luxembourg laws applicable to the existence and capacity of the Company.

IV.	Assumptions

In rendering this legal opinion, we have, without verification or other enquiry, assumed that:

1.	All signatures are genuine, all the Examined Documents submitted to us as originals are authentic, complete and accurate, and all Examined Documents submitted to us as copies, electronic or facsimile copies are conform with the original documents.

2.	The persons purported to sign the Examined Documents have signed them.

3.	There is no provision of the laws of any jurisdiction (other than the laws of Luxembourg) which would or might have any implication in relation to the opinions expressed herein.

4.	The Examined Documents contain all relevant information, which is material for the purposes of this legal opinion and there is no other agreement, undertaking, representation or warranty (oral or written) and no other arrangement (whether legally binding or not) or any other matter which renders such information inaccurate, incomplete or misleading or which affects the opinions stated in this legal opinion.

5.	The Articles of Association have not been amended.

6.	The information contained in the Extract and the Negative Certificate is true and accurate on the date hereof, in particular the Company has not been granted a suspension of payments or declared bankrupt or been subject to any similar procedure (which includes, without limitation controlled management (gestion contrôlée), moratorium of payments (sursis de paiement), composition procedures (concordat préventif de faillite)), judicial liquidation (liquidation judiciaire) or voluntary liquidation (liquidation volontaire) and no interim receiver (administrateur provisoire) or similar officer has been appointed with respect to the Company.

7.	The Company has its central administration in Luxembourg.

8.	The centre of main interests of the Company within the meaning of Council Regulation (EC) no 1346/2000 of 29 May 2000 on insolvency proceedings is located at the place of its registered office in Luxembourg.

9.	No judicial decision has been rendered which might restrain the Company from issuing the Senior Debt Securities.

10.	The authority granted by the Resolutions has not been revoked.

11.	The issuance of the Senior Debt Securities will be in the corporate interest (intérêt social) of the Company.

V.	Qualifications

1.	In this legal opinion, some Luxembourg legal concepts are expressed in English terms and not in their original French terms. Terms and expressions of law and of legal concepts as used in this legal opinion have the meaning attributed to them under the laws of Luxembourg and this legal opinion should be read and understood accordingly. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. This legal opinion may, therefore, only be relied upon under the express condition that any issue of interpretation or liability arising hereunder will be governed by Luxembourg law and be brought before a Luxembourg court.

2.	Translation into French or German language from all or from part of the Examined Documents may be required by a Luxembourg court in any proceedings where the Examined Documents might be produced.

3.	The Negative Certificate only reflects whether on 24 October 2016 a judicial decision according to which the Company is subject to certain judicial proceedings has been registered with the Luxembourg Trade and Companies Register. It cannot be excluded that a judicial decision (for example a decision opening an insolvency proceedings) against the Company has been taken but does not appear in the Negative Certificate. The registration of a matter required to be registered under the law dated 19 December 2002 on the trade register and accounting of undertakings, as amended, must be requested by the relevant person at the latest one month after the occurrence of the event subject to registration; as a consequence (i) a delay may exist between the moment a judicial decision has been rendered and is effective and the registration thereof in the Luxembourg Trade and Companies Register, and (ii) it cannot be excluded that no registration has occurred in the Luxembourg Trade and Companies Register within the period of one month if the request for registration has not been and is not made by the relevant person; as a consequence the Negative Certificate is not conclusive as to the opening and existence or not of judicial decisions or judicial proceedings and, as to whether or not a petition or request for any of the judicial proceedings has been presented or made.

VI.	Benefit of opinion

1.	This legal opinion is given solely for the benefit of the Addressee.

2.	This legal opinion may not be relied upon by any person other than the Addressee, or used by, circulated, quoted or referred to, nor copies hereof delivered to, any other person other than Kirkland & Ellis LLP (as Company’s legal advisor) without our prior written approval, except that the Addressee may disclose this opinion on a non-reliance basis if required to do so by law or regulation, or required or requested to do so by any court or regulatory, governmental or other competent agency or authority.

3.	We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.

VII.	Applicable law and jurisdiction

As stated in paragraph II. 1., this legal opinion herein is exclusively based upon, governed by and shall be construed in accordance with the laws of Luxembourg effective on the date hereof.

Luxembourg courts shall have exclusive jurisdiction to settle any dispute, proceeding, suit or action that may arise out of or be in connection with this legal opinion.

Yours faithfully,

/s/ Laurent Fessmann

Laurent Fessmann

Partner

Schedule 1: Examined Documents

1.	The Registration Statement and the exhibits thereto;

2.	An electronic copy of the articles of association of the Company contained in the deed of incorporation dated 6 October 2016 (the “Articles of Association”);

3.	An electronic copy of the minutes of a meeting of the board of managers of the Company dated 24 October 2016 (the “Resolutions”);

4.	An electronic extract of the Luxembourg Trade and Companies Register relating to the Company dated 25 October 2016 (the “Extract”);

5.	An electronic certificate of non-inscription of a judicial decision issued by the Luxembourg Trade and Companies Register on 25 October 2016 relating to the Company (the “Negative Certificate”).

The documents described under items 1. to 5 are referred as the “Examined Documents”.